DAVID M. LOEV
                                Attorney at Law
                               2777 Allen Parkway
                                   Suite 1000
                              Houston, Texas 77019
                             (713) 524-4110 - phone
                              (713) 524-4122 - fax
                              dloev@sbcglobal.net


July 25, 2003

International Test Systems, Inc.
16161 College Oak, Suite 101
San Antonio, Texas 78249

Re:  Form SB-1 Registration Statement

Gentlemen:

You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of International Test Systems, Inc. (the "Company") covered by a Form SB-1 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. Up to 1,250,000 shares of common stock, $.001 par value (the "Shares") to be issued by the Company;
2.   Up  to  1,250,000  class  A  warrants;
3.   Up  to  1,250,000  class  B  warrants;
4.   Up to 1,250,000 shares of common stock underlying the class A warrants;
5.   Up  to  1,250,000  shares of common stock underlying the class B warrants;
     and
6.   Up to 125,000 shares of common stock underlying underwriter warrants.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares, warrants, and shares underlying the warrants have been issued and delivered as described therein, the Shares, warrants, and shares underlying the warrants will be validly issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of its name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                             Sincerely,

                                             /s/ David M. Loev
                                             -----------------------------------
                                             David  M.  Loev,  Attorney  at  Law

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